  As filed with the Securities and Exchange Commission on September 10, 1999

                                              Registration Statement No. 333-___

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      ----------------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                      -----------------------------------

                              VALLEY MEDIA, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                 94-2556440
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)              Identification No.)

              1280 Santa Anita Court, Woodland, California  95776
             (Address of Principal Executive Offices)  (Zip Code)

                            1994 Stock Option Plan
                  Amended and Restated 1997 Stock Option Plan
                           (Full title of the plan)

                   J. Randolph Cerf, Chief Financial Officer
                              Valley Media, Inc.
                            1280 Santa Anita Court
                          Woodland, California  95776
                                (530) 661-6600
                  (Name and address, including zip code, and
         telephone number, including area code, of agent for service)

                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed
                                                          Proposed              Maximum
Title of Securities                     Amount to be      Maximum               Aggregate              Amount of
to be Registered                        Registered        Offering Price        Offering Price         Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock
par value $.001
per share:
 1994 Stock Option Plan                   884,400         $13.81(1)             $12,213,564(1)         $3,395.37
 Amended and Restated 1997              1,206,000         $13.81(1)             $16,654,860(1)         $4,630.05
  Stock Option Plan
    TOTAL                               2,090,400 Shares                        $28,868,424            $8,025.42
========================================================================================================================

          (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on September 7, 1999.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended April 3, 1999,
(b) the Registrant's Current Report on Form 8-K dated July 2, 1999, (c) the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 3, 1999, and (d) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A dated March 22, 1999.

          All documents subsequently filed by the Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
----------------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         As permitted by Delaware law, the Registrant's Amended and Restated Certificate of Incorporation provides that no director will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          .  for a breach of duty of loyalty

          . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

          .  under Section 174 of the Delaware General Corporation Law

          . for any transaction from which the director derived an improper personal benefit

          The Amended and Restated Certificate of Incorporation further provides that the Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Registrant believes that indemnification under its Amended and Restated Certificate of

Incorporation covers negligence and gross negligence on the part of indemnified parties. The Amended and Restated Certificate of Incorporation also permits the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification.

          The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements, among other things, require the Registrant to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

          The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

          There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

          Not applicable.

Item 8.  Exhibits.
-----------------

Exhibit
Number  Description of Document
------  -----------------------

4.1 1994 Stock Option Plan and form of Option Agreement under the Plan (incorporated by reference to exhibit 10.8 to the Registrant's Registration Statement on Form S-1, Registration No. 333-69329).

4.2 Amendment No. 1 to 1994 Stock Option Plan (incorporated by reference to exhibit 10.8.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-69329).

4.3            Amended and Restated 1997 Stock Option Plan.

4.4            Form of Option Agreement under Amended and Restated 1997 Stock
               Option Plan.

5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.

23.1           Consent of Deloitte & Touche LLP.

23.2 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

Item 9.  Undertakings.
---------------------

          The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland, State of California, on September 7, 1999.

                                                    VALLEY MEDIA, INC.


                                                  By:/s/ Robert R. Cain
                                                     --------------------------
                                                     Robert R. Cain
                                           President and Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                         Title                        Date
---------                                         -----                        ----
/s/ Barnet J. Cohen               Chairman of the Board                  September 7, 1999
--------------------------------
    Barnet J. Cohen

/s/ Robert R. Cain                President, Chief Executive Officer     September 7, 1999
--------------------------------  and Director (Principal Executive
    Robert R. Cain                Officer)

/s/ J. Randolph Cerf              Chief Financial Officer (Principal     September 7, 1999
--------------------------------  Financial and Accounting Officer)
    J. Randolph Cerf

/s/ Lawrence Archibald            Director                               September 7, 1999
--------------------------------
    Lawrence Archibald

/s/ Christopher Mottern           Director                               September 7, 1999
--------------------------------
    Christopher Mottern

/s/ Wendy Paskin-Jordan           Director                               September 7, 1999
--------------------------------
    Wendy Paskin-Jordan

/s/ James Sha                     Director                               September 7, 1999
--------------------------------
    James Sha

                                 EXHIBIT LIST
                                 ------------

Exhibit
Number        Description of Document
------        -----------------------

4.1 1994 Stock Option Plan and form of Option Agreement under the Plan (incorporated by reference to exhibit 10.8 to the Registrant's Registration Statement on Form S-1, Registration No. 333-69329).

4.2 Amendment No. 1 to 1994 Stock Option Plan (incorporated by reference t exhibit 10.8.1 to the Registrant's Registration Statement on Form S-1, Registration No. 333-69329).

4.3           Amended and Restated 1997 Stock Option Plan.

4.4           Form of Option Agreement under Amended and Restated 1997 Stock
              Option Plan.

5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.

23.1          Consent of Deloitte & Touche LLP.

23.2 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).